Exhibit 3(ii)(1)

                                     BY-LAWS

                                       OF

                              ZEUS COMPONENTS, INC.


1.   OFFICES.
     -------

          1.1  Principal Office.  The principal office of the Corporation shall
               ----------------

be in Port Chester, County of Westchester, State of New York.

          1.2  Other Offices.  The Corporation may have such other offices and
               -------------

places of business, within or without the State of New York, as shall be determined by the directors.

2.   MEETINGS OF SHAREHOLDERS.
     ------------------------

          2.1  Annual Meeting.  The annual meeting of stockholders for the
               --------------

election of directors and the transaction of such other business as may properly come before the meeting shall be held on the first Tuesday of March at 10:00

a.m., or on such other date and time and at such other place as is determined by the Board of Directors (the "Board") and stated in the notice of the meeting.

(This provision was amended by the Board on July 31, 1985.)

          2.2  Special Meetings.  Special meetings of the stockholders may be
               ----------------

called by resolution of the Board or by the President and shall be called by the

President or Secretary upon the written request (stating the purpose or purposes of the meeting) of a majority of the Board or of the holders of 66 2/3% of the outstanding shares then entitled to vote. Only business related to the purposes set forth in the notice of the meeting may be transacted at a special meeting.

          2.3  Place of Meetings.  Meetings of the shareholders may be held in
               -----------------

or outside New York State.

          2.4  Notice of Meetings; Waiver of Notice.  Written notice of each
               ------------------------------------

meeting of stockholders shall be given to each stockholder entitled to vote at the meeting; except that (a) it shall not be necessary to give notice to any stockholder who submits a signed waiver of notice before or after the meeting,

and (b) no notice of an adjourned meeting need be given except when required by law.  Each notice of meeting shall be given, personally or by mail, not less then 10 nor more then 50 days before the meeting and shall state the time and place of the meeting, and unless it is the annual meeting, shall state at whose direction the meeting is called and the purposes for which it is called.  If mailed, notice shall be considered given when mailed to a stockholder at his address on the Corporation's records.  The attendance of any stockholder at a meeting, without protesting before the end of the meeting the lack of notice of the meeting, shall constitute a waiver of notice by him.

          2.5  Quorum.  The presence in person or by proxy of the holders of a
               ------

majority of the shares entitled to vote shall constitute a quorum for the transaction of any business.  In the absence of a quorum a majority in voting interest of those





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present in person or by proxy and entitled to vote, or, in the absence of all the stockholders, any officer entitled to preside at or to act as Secretary of the meeting, may adjourn the meeting until a quorum is present.  At any adjourned meeting at which a quorum is present any action may be taken which might have been taken at the meeting as originally called.  (This provision was amended by the Board on February 26, 1987)

          2.6  Voting; Proxies.  Each stockholder of record shall be entitled to
               ---------------

one vote for every share registered in his name and may attend meetings and vote either in person or by proxy.  Corporate action to be taken by stockholder vote,

other than the election of directors, shall be authorized by a majority of the votes cast at a meeting of stockholders, except as otherwise provided by law or the Certificate of Incorporation.  Directors shall be elected in the manner provided in Section 3.1 of these By-Laws.  Voting need not be by ballot unless requested by a stockholder at the meeting or ordered by the Chairman of the meeting.  Every proxy must be signed by the stockholder or his attorney-in-fact.

No proxy shall be valid after eleven months from its date unless it provides otherwise.

          2.7  Action by Written Consent of Stockholders.  Whenever by any
               -----------------------------------------

provision of statute or of the Certificate of Incorporation or of these

By-Laws, the vote of stockholders at a meeting thereof is required or permitted to be taken in connection with any corporate action, the meeting and vote of
































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



stockholders may be dispensed with if all the stockholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action being taken.


3.   BOARD OF DIRECTORS.
     ------------------

          3.1  Number, Qualification, Election and Term of Directors.
               ------------------------------------------------------

The business of the Corporation shall be managed by the Board, which shall consist of at least three (3) and not more than ten (10) directors, each of whom shall each be at least 21 years old; provided, however, at such time or times as all of the shares of the Corporation are owned beneficially and of record by less than three stockholders, the Board of Directors by vote of a majority of the entire Board or the stockholders may fix the number of directors constituting the entire Board at less than three but not less than the number of stockholders.  The exact number of directors shall be determined by resolution of a majority of the entire Board or by the stockholders, but no decrease may shorten the term of any incumbent director.  Directors need not be stockholders.

Directors shall be elected at each annual meeting of stockholders by a plurality of the votes cast and shall hold office until the next annual meeting of stockholders and until their successors are elected and qualify.  (The provision was amended by shareholders on February 26, 1987)







































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



          3.2  Quorum and Manner of Acting.  A majority of the entire Board
               ---------------------------

shall constitute a quorum for the transaction of business at any meeting, except as provided in Section 3.8 of these By-Laws.  Action of the Board shall be authorized by the vote of a majority of the directors present at the time of the vote if there is a quorum, unless otherwise provided by law or these By-Laws.

In the absence of a quorum, a majority of the directors present may adjourn any meeting from time to time until a quorum is present.

          3.3  Place of Meetings.  Meetings of the Board may be held in or
               -----------------

outside New York State.

          3.4  Annual and Regular Meetings.  Annual meetings of the Board, for
               ---------------------------

the election of officers and consideration of other matters, shall be held either (a) without notice immediately after the annual meeting of stockholders and at the same place, or (b) as soon as practicable after the annual meeting of stockholders, on notice as provided in Section 3.6 of these By-Laws.  Regular meetings of the Board may be held without notice at such times and places as the

Board determines.  If the day fixed for a regular meeting is a legal holiday,

the meeting shall be held on the next business day.

          3.5  Special Meetings.  Special meetings of the Board may be called
               ----------------

by the Chairman of the Board, the President or by any two of the directors,

provided, if there should be only one director, then upon the call of such director.


































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



          3.6  Notice of Meetings; Waiver of Notice.  Notice of the time and
               ------------------------------------

place of each special meeting of the Board, and of each annual meeting not held immediately after the annual meeting of stockholders and at the same place,

shall be given to each director by depositing it in a post office or post box in a sealed postpaid wrapper, addressed to him at his residence or usual place of business, at least three days before the meeting, or by delivering or telephoning or telegraphing it to him at least two days before the meeting.

Notice need not be given to any director who submits a signed waiver of notice before or after the meeting, or who attends the meeting without protesting the lack of notice to him, either before the meeting or when it begins.  Notice of any adjourned meeting need not be given, other than by announcement at the meeting at which the adjournment is taken.

          3.7  Resignation and Removal of Directors.  Any director may resign
               ------------------------------------

at any time.  Except where the Certificate of Incorporation contains provisions authorizing cumulative voting or the election of one or more directors by class or their election by holders of bonds, or requires all action by stockholders to be by a greater vote, any one or more of the directors may be removed (a) either for or without cause, at any time, by vote of the stockholders holding a majority of the outstanding stock or the Corporation entitled to vote, present in person or by proxy, at any special meeting of the stockholders,






































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



or (b) for cause, by action of the Board at any regular or special meeting of the Board.  A vacancy or vacancies occurring from such removal may be filled at the special meeting of stockholders or at a regular or special meeting of the

Board.  (This provision was amended by shareholders on February 26, 1987)

          3.8  Vacancies.  Except as otherwise provided in the Certificate of
               ---------

Incorporation or in Section 3,7 of these By-Laws, any vacancy in the Board, from whatever cause arising, including vacancies occurring by reason of the removal of directors without cause and newly created by an increase in the number of directors, may be filled for the unexpired term by a majority vote of the remaining directors, though less than a quorum, or such vacancies may be filled by the shareholders.  (This provision was amended by shareholders on February

26, 1987)

          3.9  Compensation.  Directors shall receive such compensation as the
               ------------

Board determines, together with reimbursement of their reasonable expenses in connection with the performance of their duties.  A director may also be paid for serving the Corporation, its affiliates or subsidiaries in other capacities.

          3.10 Executive Committee.  Whenever the total number of directors
               -------------------

shall exceed three, the Board, by resolution adopted by a majority of the entire

Board, may designate an Executive Committee of two or more directors which shall have all the authority of the Board, except as otherwise provided in the resolution or by-law, and which shall serve at the pleasure of




































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



the Board.  All action of the Executive Committee shall be reported to the Board at its next meeting.  The Executive Committee shall adopt rules of procedure and shall meet as provided by those rules or by resolutions of the Board.

          3.11 Other Committees.  The Board, by resolution adopted by a
               ----------------

majority of the entire Board, may designate other committees of directors, to serve at the Board's pleasure, with such powers and duties as the Board determines.

          3.12 Written Consent in Lieu of Meeting.  Any action required or
               ----------------------------------

permitted to be taken by the Board or any Committee thereof may be taken without a meeting if all members of the Board or the Committee consent in writing to the adoption of a resolution authorizing the action.  The resolution and the written consents thereto by the members of the Board or Committee shall be filed with the minutes of the proceedings of the Board or Committee.

          3.13 Participation at Meeting.  Unless otherwise restricted by the
               ------------------------

Certificate of Incorporation or these By-Laws, members of the Board, or any

Committee designated by the Board, may participate in a meeting of the Board, or any Committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.






































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



4.   OFFICERS.
     --------

          4.1  Executive Officers.  The executive officers of the Corporation
               ------------------

shall be the President, Secretary and a Treasurer.  In addition, the Board may elect a Chairman of the Board, one or more Vice Presidents, and such other officers with such powers and duties as it may deem necessary.  Any two or more offices may be held by the same person, except for the offices of President and

Secretary.  Provided, however, when all of the issued and outstanding stock of the Corporation is owned by one person, such person may hold all or any combination of offices.  The Board may require any officer, agent or employee to give security for the faithful performance of his duties.

          4.2  Election; Term of Office.  Except as otherwise provided in the
               ------------------------

Certificate of Incorporation, the executive officers of the Corporation shall be elected annually by the Board and each such officer shall hold office until the next annual meeting of the Board and until the election of his successor.

          4.3  Subordinate Officers.  Except as otherwise provided in the
               --------------------

Certificate of Incorporation, the Board may appoint subordinate officers

(including Assistant Secretaries and Assistant Treasurers), agents or employees,

each of whom shall hold office for such period and have such powers and duties as the Board determines.  The Board may delegate to any executive officer or to any committee the power to appoint and define the






































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



powers and duties of any subordinate officers, agents or employees.

          4.4  Resignation and Removal of Officers.  Any officer may resign at
               -----------------------------------

any time.  Any officer elected or appointed by the Board or appointed by an executive officer or by a committee may be removed by a majority (unless the

Certificate of Incorporation requires a larger vote) of the Board, either with or without cause, at a special meeting called for the purpose.

          4.5  Vacancies.  A vacancy in any office may be filled for the
               ---------

unexpired term in the manner prescribed in Sections 4.2 and 4.3 of these By-Laws for election or appointment to the office.

          4.6  Chairman of the Board.  The Chairman of the Board shall preside
               ---------------------

at all meetings of the Board and of the stockholders and shall have such powers and duties as the Board assigns to him.

          4.7  The President.  Subject to the control of the Board, the
               -------------

President shall have general supervision over the business of the Corporation and shall have such other powers and duties as presidents of corporations usually have in the general management and control of the business and affairs of the Corporation, or as the Board assigns to him.

          4.8  The Vice President.  The Vice President, or if there be more than
               ------------------

one, the senior Vice President, or it there be more than one, the senior Vice

President, as determined by the Board, in the absence or disability of the

President,




































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



shall exercise the powers and perform the duties of the President, and each Vice

President shall exercise such other powers and perform such other duties as shall be prescribed by the Board or the President.

          4.9  The Treasurer.  The Treasurer shall be in charge of the
               -------------

Corporation's books and accounts.  Subject to the control of the Board, he shall have such other powers and duties as the Board or the President assigns to him.

          4.10  The Secretary.  The Secretary shall be the Secretary of, and
                -------------

keep the minutes of, all meetings of the Board and of the stockholders, shall be responsible for giving notice of all meetings of stockholders and of the Board,

shall keep the seal and, when authorized by the Board, shall apply it to any instrument requiring it.  Subject to the control of the Board, he shall have such other powers and duties as the Board or the President assigns to him.  In the absence of the Secretary from any meeting, the minutes shall be kept by the person appointed for that purpose by the presiding officer.

          4.11  Salaries.  The salaries of all officers shall be fixed by the
                --------

Board, and the fact that any officer is a director shall not preclude him from receiving a salary as an officer, or from voting upon the resolution providing the same.










































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



5.   SHARES.
     ------

          5.1  Certificates.  The shares of the Corporation shall be represented
               ------------

by certificates in the form approved by the Board.  Each certificate shall be signed by the Chairman of the Board or the President or a Vice President and by

the Secretary or an Assistant Secretary or the Treasurer or an Assistant

Treasurer, and shall be sealed with the Corporation's seal or a facsimile thereof.  The signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or its employees.

          5.2  Transfers.  Shares shall be transferable only on the
               ---------

Corporation's books upon surrender of the certificate for the shares, properly endorsed.  The Board may require satisfactory surety before issuing a new certificate to replace a certificate claimed to have been lost or destroyed.

          5.3  Determination of Stockholders of Record.  The Board may fix, in
               ---------------------------------------

advance, a date as the record date for the determination of stockholders entitled to notice of or to vote at any meeting of the stockholders, or to express consent to or dissent from any proposal without a meeting, or to receive payment or any dividend or the allotment of any rights, or for the purpose of any other action.  The record date may not be more than 50 nor less than 10 days before the date of the meeting, nor more than 50 days before any other action.




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



6.   MISCELLANEOUS.
     -------------

          6.1  Seal.  The Board shall adopt a corporate seal, which shall be in
               ----

the form of a circle and shall bear the Corporation's name and the year and state in which it was incorporated.

          6.2  Fiscal Year.  The fiscal year of the Corporation shall be from
               -----------

October 1st through September 30th.

          6.3  Voting of Shares in Other Corporations.  Shares in other
               --------------------------------------

corporations which are held by the Corporation may be represented and voted by the President or Vice President of this Corporation or by proxy or proxies appointed by one of them.  The Board may, however, appoint some other person to vote the shares.

          6.4  Checks, Notes, Etc..  Checks, notes, drafts, bills of exchange
               -------------------

and orders for the payment of money shall be signed or endorsed in such manner as shall be determined by the Board.  The funds of the Corporation shall be deposited in such bank or trust company, and checks drawn against such funds shall be signed in such manner as may be determined from time to time by the board.

          6.5  Dividends.  The Board may declare dividends from time to time
               ---------

upon the capital stock of the Corporation from any funds legally available therefor at any regular or special meeting.






































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



          6.6  Amendments.  These By-Laws may be adopted, altered, amended, or
               ----------

repealed by the stockholders or by a majority of the entire Board, but any By-

Law adopted by the Board may be amended or repealed by the stockholders.  If a

By-Law regulating elections or directors is adopted, altered, amended or repealed by the Board, the notice of the next meeting of stockholders shall set forth the By-Law so adopted, altered, amended or repealed, together with concise statement of the changes made.  (This provision was amended by shareholders on

February 26, 1987.)

                             July 31, 1985 Amendment



          2.1  Annual Meeting.  The Annual Meeting of Shareholders shall be held
               --------------

each year in February on such date as is determined by the Board of Directors.

                           February 26, 1987 Amendment



          2.5  Quorum.  The presence in person or by proxy of the holders of
               ------

one-third of the shares entitled to vote shall constitute a quorum for the transaction of any business.  In the absence of a quorum, a majority in voting interest of those present in person or by proxy and entitled to vote, or, in the absence of all the stockholders, any officer entitled to preside at or to act as

Secretary of the meeting, may adjourn the meeting until a quorum is present.  At any adjourned meeting at which a quorum is present any action may be taken which might have been taken at the meeting as originally called.

                           February 26, 1987 Amendment



          3.1  Number, Qualification, Election and Term of Directors.  The
               -----------------------------------------------------

business of the Corporation shall be managed by or under the direction of the

Board, which shall have and may exercise all of the powers of the Corporation,

except such as are expressly conferred upon the stockholders by law, by the

Certificate of Incorporation, or by these By-Laws.  The Board shall consist of not fewer than six (6) nor more than ten (10) directors, each of whom shall each be at least 21 years old; provided, however, at such time or times as all of the shares of the Corporation are owned beneficially and of record by fewer than three stockholders, the Board of Directors by vote of a majority of the entire

Board or the stockholders may fix the number of directors constituting the entire Board at less than three but not less than the number of stockholders.

The exact number of directors shall be determined by resolution of a majority of the entire Board (whether or not there exist any vacancies in previously authorized directorships at the time such resolution is presented to the Board for adoption), but no decrease may shorten the term of any incumbent director.

Directors need not be stockholders.  At the 1987 Annual Meeting of Stockholders,

the directors shall be divided into two classes, as nearly equal in number as possible (but with not fewer than three directors in each class), with the term of the first class
to expire at the 1988 Annual Meeting of Stockholders, and the term of the second class to expire at the 1989 Annual Meeting of Stockholders, and with the members of each class to hold office until their successors have been elected and qualified.  Directors shall be elected by a plurality of the votes cast.  At each annual meting of stockholders following such initial classification and election, if at such time the number of directors is less than nine, directors elected to succeed those directors whose terms expire shall be elected for a term and shall hold office until the second succeeding annual meeting of stockholders and until their successors are elected and qualified.  If after the

1987 Annual Meeting of Stockholders the number of directors shall be increased to nine or more, at the next succeeding annual meeting of stockholders after such increase, the directors shall be divided into three classes, as nearly equal in size as possible.  At such annual meeting of stockholders, one class shall be elected for a term of office expiring at the next annual meting of stockholders, the second class shall be elected for a term of office expiring at the second succeeding annual meeting of stockholders, and the third class shall be elected for a term of office expiring at the third succeeding annual meeting of stockholders.  At each annual meeting following that at which the board is initially classified and elected in three classes, directors elected to succeed those directors whose terms expire shall be elected for a term of






































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office expiring at the third succeeding annual meeting of stockholders after their election, and until their successors shall be elected and qualified.










































































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



                           February 26, 1987 Amendment



          3.7  Resignation and Removal of Directors.  Any director may resign at
               ------------------------------------

any time.  Any one or more of the directors may be removed only for cause (a) by affirmative vote of the stockholders holding (i) at least 66-2/3% of the outstanding stock of the Corporation entitled to vote for the election of directors and (ii) a majority of such shares other than shares held by a person whose beneficial interest, directly or indirectly, first equals an aggregate of

20% or more of such shares after the date this Section 3.7 was adopted (such person is hereinafter referred to as an "Interested Shareholder") present in person or by proxy, at any special meting of the stockholders, or (b) by action of the Board at any regular or special meeting of the Board.  A vacancy or vacancies arising from such removal may be filled at the special meeting of stockholders only by the vote required by subdivision (a) hereof, or at a regular or special meeting of the Board.

                           February 26, 1987 Amendment



          3.8  Vacancies.  Except as otherwise provided in the Certificate of
               ---------

Incorporation or in Section 3.7 of these By-Laws, any vacancy in the Board,

from whatever cause arising, may be filled until the next annual meeting of stockholders by a majority vote of the remaining directors, though less than a quorum, or by a sole remaining director, or such vacancies may be filled by the affirmative vote of stockholders require in Section 3.7 hereof.

                           February 26, 1987 Amendment



          6.6  Amendment or Repeal.  These By-Laws may be adopted, altered,
               -------------------

amended, or repealed by the stockholders or by a majority of the entire Board,

by any By-Law adopted by the Board may be amended or repealed by the stockholders.  If a By-Law regulating elections of directors is adopted,

altered, amended or repealed by the Board, the notice of the next meeting of stockholders shall set forth the By-Law so adopted, altered, amended or repealed, together with concise statement of the changes made.  Notwithstanding the foregoing or any other provision in these By-Laws to the contrary, Sections

3.1 ("Number, Qualification, Election and Term of Directors"), 3.2 ("Quorum and

Manner of Acting"), 3.7 ("Resignation an Removal of Directors") or 3.8

("Vacancies") of Article 3 ("Directors") or this Section 6.6 may be amended,

supplemented or repealed only by the affirmative vote of (i) at least 66-2/3% of the outstanding stock of the Corporation entitled to vote for election of directors and (ii) a majority of such shares other than shares held by

Interested Shareholders.

                           February 26, 1987 Amendment



                                  ARTICLE SEVEN

                    INDEMNIFICATION OF OFFICERS AND DIRECTORS


          Section 7.1  General.  The Corporation shall, to the fullest extent
                       -------
permitted by the New York Business Corporation Law as the same exists or, subject to Section 7.4 of this Article Seven, may hereafter be amended, indemnify any director or officer of the Corporation or subsidiary hereof who is or was made or threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including any action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the Corporation or subsidiary is serving, has served or has agreed to serve in any capacity at the request of the corporation or subsidiary, by reason of the fact that he, his testator or intestate, is or was or had agreed to become a director or officer of the Corporation or subsidiary, or is or was serving or has agreed to serve such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid or to be paid in settlement, excise taxes or penalties, and costs, charges and expenses, including attorneys' fees, incurred in connection with such action or proceeding or any appeal therein; provided, however, that no indemnification shall be provided to any such person if a judgment or other final adjudication adverse to the director or officer establishes that (i) his acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated, or (ii) he personally gained in fact a financial profit or other advantage to which he was not legally entitled; provided, however, that, except as provided in Section 7.6 of this Article Seven or as otherwise provided by agreement, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board. This Article shall apply only to those officers who have been appointed pursuant to resolution of the Board of the Corporation or subsidiary, or whose appointment was ratified thereby.

          Section 7.2  Non-Exclusivity of Rights.  The Corporation may indemnify
                       -------------------------
any person to whom the Corporation is permitted to provide indemnification or the advancement of expenses by applicable law, whether pursuant to rights granted pursuant to, or provided by, the New York Business Corporation Law or other rights created by (i) a resolution of stockholders, (ii) a resolution of directors or (iii) an agreement providing for such indemnification, it being expressly intended that these By-Laws authorize the creation of other rights in any such manner. The right to be indemnified and to the reimbursement or advancement of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Charter, By-Laws, agreement, vote of stockholders or disinterested directors or otherwise.

          Section 7.3  Expenses.  The Corporation shall, from time to time,
                       --------
reimburse or advance to any person referred to in Section 7.1 of this Article Seven the funds necessary for payment of expenses, including attorneys' fees, incurred in connection with any action or proceeding referred to in Section 7.1, upon receipt of a written undertaking by or on behalf of such person to repay such amount(s) if a judgment or other final adjudication adverse to the director or officer establishes that (i) his acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated, or (ii) he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

          Section 7.4  Interpretation of Rights to Indemnification.  Any person
                       -------------------------------------------
entitled to be indemnified or to the reimbursement or advancement of expenses as a matter of right pursuant to this Section may elect to have the right to indemnification (or advancement of expenses) interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or event giving rise to the action or proceeding, to the extent permitted by law, or on the basis of the applicable law in effect at the time indemnification is sought.

          Section 7.5  Other Rights.  The right to be indemnified or to the
                       ------------
reimbursement or advancement of expenses pursuant to this Article Seven (i) is a contract right pursuant to which the person entitled thereto may bring suit as if the provisions hereof were set forth in a separate written contract between the Corporation and the director or officer, (ii) is intended to be retroactive and shall be available with respect to event(s) occurring prior to the adoption hereof and (iii) shall continue to exist after the rescission or restrictive modification hereof with respect to events occurring prior thereto.

          Section 7.6  Right of Claimant to Bring Suit.  If a request to be
                       -------------------------------
indemnified is made under this Article Seven, the Board shall make a determination pursuant to Section 723(b) of the New York Business Corporation Law within 30 days after such request as to whether the person so requesting indemnification is

































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entitled to indemnification under this Article Seven and the New York Business
Corporation Law. If a request to be indemnified or for the reimbursement or advancement of expenses under this Article Seven is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the require undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the New York Business Corporation Law or hereunder for the Corporation top indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the New York Business Corporation Law or hereunder, nor an actual determination by the Corporation (including its Board, independent legal counsel or its stockholder) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

          Section 7.7  Insurance.  The Corporation may maintain insurance, at
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its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the New York Business Corporation Law.

          Section 7.8  Separability.  If this Article Seven or any portion
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hereof shall be invalidated on any ground by any court of competent jurisdiction, the Corporation shall nevertheless indemnify each director, officer, employee or agent of the Corporation as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including any action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article Seven that shall not have been invalidated and to the fullest extent permitted by applicable law.




































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